

PROSPECTUS SUPPLEMENT                                                     FILE NO. 333-44173
(TO PROSPECTUS DATED JANUARY 29, 1998 AND PROSPECTUS SUPPLEMENT DATED         RULE 424(B)(3)
MARCH 12, 1998)
PROSPECTUS NUMBER: 1717




                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



PRINCIPAL AMOUNT:       $200,000,000              ORIGINAL ISSUE DATE:             June 1, 1998


CUSIP NUMBER:           59018S H98                STATED MATURITY DATE:            June 1, 1999


INTEREST CALCULATION:                             DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                    /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                    / / 30/360
(FIXED INTEREST RATE):                            / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/x/ LIBOR                                         / / COMMERCIAL PAPER RATE
/ / CMT RATE                                      / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                    / / CD RATE
/ / FEDERAL FUNDS RATE                            / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                              DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                                LIBOR TELERATE PAGE: 3750
CMT REUTERS PAGE:                                 LIBOR REUTERS PAGE:


INDEX MATURITY:         One Month                 MINIMUM INTEREST RATE:           Not Applicable


SPREAD:                 -0.050%                   MAXIMUM INTEREST RATE:           Not Applicable


INITIAL INTEREST RATE:  5.60234%                  SPREAD MULTIPLIER:               Not Applicable


INTEREST RESET DATES:   The 1st of each month commencing July 1, 1998 through the Maturity Date; subject to modified following business day convention.


INTEREST PAYMENT DATES: The 1st of each month commencing July 1, 1998 through the Maturity Date; subject to modified following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  May 27, 1998

